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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 5, 2006

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

609 Granville Street, Suite 880
P.O. Box 10321 Pacific Center
Vancouver, British Columbia
Canada V7Y 1G5
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

On May 5, 2006, we completed the following private placements of securities.

We issued Convertible Notes in the aggregate amount of $750,000 due and payable on May 5, 2007 together with interest at the rate of 8% per annum compounded annually. Attached to the Convertible Noes were 700,000 Class A Warrants and 700,000 Class B Warrants. Each Class A Warrant is convertible into one share of common stock upon the payment of the price of $0.75 per warrant. The Class A Warrants expire two years from May 5, 2006. Each Class B Warrant is convertible into one restricted share of common stock upon the payment of the price of $1.25 per warrant. The Class B Warrants expire two years from May 5, 2006. At the election of the holder, the Convertible Notes are convertible into one restricted share of common stock at the lesser of (i) $0.75 advanced or (ii) seventy percent (70%) of the average five closing bid prices of our common stock as reported by Bloomberg L.P. for the five trading days preceding the election to convert. The lowest possible conversion price is $0.19. Conversion of the Convertible Notes does not affect the Class A Warrants and Class B Warrants. There were a total of three purchasers.

We sold to Pinetree Resource Partnership, Sheldon Inwentash and Pasquale Di Capo, all of Ontario, Canada, 2,000,000 restricted shares of common stock at a price of $0.05 per share for a total $100,000.

We issued PowerOne Capital Markets Limited, Toronto, Ontario, Canada, 450,000 restricted shares of common stock and 200,000 warrants with an exercise price of $0.50 per warrant. Each warrant is convertible into one restricted share of common stock. The exercise period is two years from May 5, 2006. The consideration for the restricted shares of common stock and the warrants was services rendered by PowerOne Capital Markets Limited in locating certain purchasers for our Convertible Notes.

We issued West Hastings Limited, 300,000 warrants with an exercise price of $0.10 per warrant. Each warrant is convertible into one restricted share of common stock. The exercise period is two years from May 5, 2006. We also issued to West Hastings Limited, 200,000 warrants with an exercise price of $0.50 per warrant. Each warrant is convertible into one restricted share of common stock. The exercise period is two years from May 5, 2006. We also paid West Hastings Limited $75,000 in cash. The consideration for the cash and warrants was services rendered by West Hastings Limited in locating certain purchasers of our Convertible Notes.

For the foregoing transactions, we relied on Reg. S of the Securities Act of 1933. Each purchaser was a non-U.S. person as described in Reg. S and each transaction took place outside the United States of America.

We issued Convertible Notes in the aggregate amount of $750,000 due and payable on May 5, 2007 together with interest at the rate of 8% per annum compounded annually. Attached to the Convertible Noes were 700,000 Class A Warrants and 700,000 Class B Warrants. Each Class A Warrant is convertible into one restricted share of common stock upon the payment of the price of $0.75 per warrant. The Class A Warrants expire two years from May 5, 2006. Each Class B Warrant is convertible into one restricted share of common stock upon the payment of the price of $1.25 per warrant. The Class B Warrants expire two years from May 5, 2006. At the election of the holder, the Convertible Notes are convertible into one restricted share of common stock at the lesser of (i) $0.75 advanced or (ii) seventy percent (70%) of the average five closing bid prices of our common stock as reported by Bloomberg L.P. for the five trading days preceding the election to convert. The lowest possible conversion price is $0.19. Conversion of the Convertible Notes does not affect the Class A Warrants and Class B Warrants. The notes, Class A Warrants and Class B Warrants were sold outside of the United States of America to three non-U.S. persons. Each of the purchasers was an accredited investor. We relied upon the exemption from registration contained in Reg. 506 of the Securities Act of 1933. A Form D was filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11TH day of May, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	ELDEN SCHORN
Elden Schorn, president, principal executive officer, treasurer, principal financial officer, principal accounting officer and a member of the board of directors